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                                                                EXHIBIT 10.1


               [THE FINANCIAL RELATIONS BOARD INC. LETTERHEAD]

     RE:
     SUPERIOR CONSULTANT HOLDINGS CORPORATION
     4000 TOWN CENTER, SUITE 1100
     SOUTHFIELD, MI  48075

     NASDAQ:  SUPC



FOR IMMEDIATE RELEASE
FRIDAY, AUGUST 15, 1997

             SUPERIOR CONSULTANT HOLDINGS CORPORATION ANNOUNCES
             COMPLETION OF MERGER ARRANGEMENTS BETWEEN SUPERIOR
               CONSULTANT COMPANY, INC. AND CHI SYSTEMS, INC.

SOUTHFIELD, MI, AUGUST 15, 1997 -- Superior Consultant Holdings Corporation (Nasdaq: SUPC) today announced that it has acquired in a merger transaction, Chi Systems, Inc. (Chi Systems) of Ann Arbor, Michigan, an established, nationally recognized strategic, operational, and facility planning consulting firm dedicated to the healthcare industry. Chi systems will become an operating division of Superior Consultant Company, Inc. (Superior), the founding healthcare consulting subsidiary of Superior Consultant Holdings Corporation. The letter of intent to merge was released on May 14, 1997. The mergre is a pooling transaction valued at $11.2 million and is expected to be accretive for 1997.

Led by Karl G. Bartscht, Chairman and CEO, Chi Systems has more than 60 employees and has served more than 1,000 clients nationally representing prestigious academic medical centers, multi-facility systems, community hospitals, rural providers and large physician groups, since the company's founding in 1969. Chi Systems is based in Ann Arbor, Michigan, with offices in Philadelphia, Chicago, and Denver. Chi Systems' service offerings encompass strategic and business planning, facility planning and reconfiguration, ambulatory care planning, operations and quality improvement, clinical program planning, case management, patient-centered care, post-acute care, and quality outcomes.

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SUPERIOR CONSULTANT HOLDINGS CORP.
ADD ONE

According to Superior Holdings Corporation's President and CEO, Richard D.
Helppie:

      "Our entire organization has eagerly anticipated this merger with Chi Systems and we are gratified that the arrangements are completed. The due diligence process resulted in increased enthusiasm among Superior's and Chi's client and consultant constituencies for the benefits of this combination. Chi's top executives, its influential industry though leaders and its most productive practice groups are now combined with Superior infrastructure, market strength and service offerings. Chi's ability to create client value from strategy through restructuring and information systems is renowned. The Chi leadership that joins Superior is respected as knowledgeable, ethical, and established. We are excited about Chi's ability to further leverage the industry-leading services of Superior's Kaufman Group Division in managed care, physician integration, and delivery system economics."

Concerning the merge completion, Karl G. Bartscht, FAAHC, CHE, Chairman and CEO of Chi Systems, Inc., remarks:

      "We feel fortunate to join forces with Superior, a company that shares our vision for healthcare and our commitment to upholding the highest consulting standards. Like our own company, Superior is focused exclusively on serving the needs of the healthcare industry and establishes strong, long-term relationships with healthcare clients. Also like Chi Systems, Superior recruits and retains only the highest caliber professionals with a solid history of achievement and years of experience. We appreciate the fact that our merger will link us to Superior's outstanding infrastructure of nationwide resources, knowledge systems, and information technology. Together, we will offer the widest scope of integrated services available to every segment of the industry.

ABOUT SUPERIOR CONSULTANT HOLDINGS

Superior Consultant Holdings is a national consulting firm comprising two subsidiaries: Superior Consultant Company, Inc. (established in 1984) offers a full array of strategic, managerial, operational and technical services to all segments of the healthcare industry; and Enterprise Consulting Company, Inc. (established 1993 as Unitive Corporation), which assists clients across a wide range of industries in the development, design, implementation and maintenance of groupware and intranet-internet information systems and solutions. Superior Consultant Holdings Corporation trades on the Nasdaq-NM under the ticker symbol "SUPC."




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SUPERIOR CONSULTANT HOLDINGS CORP.
ADD TWO

This release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially as a result of factors over which the company has no control. Such factors include, but are not limited to: acquisitions under consideration, significant client assignments, recruiting and new business solicitation efforts, regulatory changes and general economic conditions. These risk factors and additional information are included in the company's reports on file with the Securities and Exchange Commission.

        FOR MORE INFORMATION ON SUPERIOR CONSULTANT HOLDINGS CORPORATION
         SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY TICKER:  SUPC
                       (A NO-COST FAX-ON-DEMAND SERVICE)
           OR VISIT THE COMPANY WEBSITE AT WWW.SUPERIORCONSULTANT.COM















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